Exhibit 99.1

CopyTele Announces Agreement with ZQX Advisors, LLC to Seek Business Opportunities and Licenses for Its E-Paper® Technology

MELVILLE, N.Y.--(BUSINESS WIRE)--August 24, 2009--CopyTele, Inc. (OTCBB:COPY) announced today that it has entered into an Engagement Agreement with ZQX Advisors, LLC, a Minnesota limited liability company engaged in the business of assisting CopyTele to seek business opportunities and licenses for its electrophoretic display technology (E-paper®) and its related intellectual property, particularly its patent portfolio. ZQX Advisors will receive an agreed to percentage of any proceeds CopyTele receives on its electrophoretic display technology, as compensation for its services. CopyTele also acquired a 19.5% interest in ZQX Advisors in exchange for 800,000 shares of CopyTele’s common stock and warrants to purchase an additional 500,000 shares.

CopyTele’s principal operations include the development, production and marketing of its thin flat low voltage phosphor displays and the development, production and marketing of multi-functional encryption products, hardware and software based, that provide information security for domestic and international users over virtually every communication media. For additional information, visit CopyTele’s website at www.copytele.com.

Forward-Looking Statements:

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele’s current expectations concerning future events and results. CopyTele generally uses the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele’s expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele’s control, which may cause CopyTele’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele’s prior history of losses and negative cash flows from operations; CopyTele’s ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele’s ability to commercialize a full-color video display, including through its license with Videocon Industries Limited; the possible development of competitive products that could render CopyTele’s products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele’s filings with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

CONTACT:
CopyTele, Inc.
Anne Rotondo, 631-549-5900